Filed Pursuant to Rule 424(b)(5)

Registration No. 333-272841

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 10, 2023)

CARROLS RESTAURANT GROUP, INC.

Up to 14,407,755 Shares of Common Stock offered by the Selling Securityholder

Carrols Restaurant Group, Inc. (“Carrols Restaurant Group,” the “Company,” “we,” “us” or “our”) and Cambridge Franchise Holdings, LLC (the “Selling Securityholder”) have entered into an open market sale agreement (the “sales agreement”), dated November 13, 2023, with Jefferies LLC (“Jefferies”), as sales agent (in such capacity, the “sales agent”) and the Forward Counterparty (as defined below), relating to shares of our common stock, $0.01 par value per share (the “common stock”), offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the sales agreement, the Selling Securityholder may from time to time offer and sell up to 14,407,755 shares of common stock through Jefferies, as the Selling Securityholder’s agent. We will not receive any proceeds from any such sale of our common stock by the Selling Securityholder.

We have been advised that the Selling Securityholder may also enter into forward sale agreements (each a “forward sale agreement”) in respect of the sale of up to 14,407,755 shares of our common stock with Jefferies and/or one of Jefferies’ affiliates (in such capacity, the “Forward Counterparty”). We have been advised that, in order to hedge its obligations under any forward sale agreement entered into in connection with this offering, if consummated, the Forward Counterparty may borrow shares of our common stock from the Selling Securityholder or from unrelated stock lenders, and the Forward Counterparty or its affiliates may sell those shares short (i) in privately negotiated transactions, (ii) as block transactions or (iii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Global Market (“NASDAQ”) or sales made into any other existing trading market of our common stock.

We will not be party to any forward sale agreement, and we will not receive any proceeds from the sales of shares of our common stock under any forward sale agreement. We have been advised that any forward sale agreement will be physically settled by delivery of shares of our common stock to the Forward Counterparty or by netting the Selling Securityholder’s obligation to deliver shares under the forward sale agreement against the Forward Counterparty’s obligation to return shares fungible with any shares it may have borrowed from the Selling Securityholder.

Our common stock is listed on NASDAQ under the symbol “TAST.” On November 10, 2023, the last reported sale price of our common stock as reported by NASDAQ was $7.59 per share.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on NASDAQ, on any other existing trading market for our common stock, or to or through a market maker. Sales of shares of our common stock may also be made by any method permitted by law, including, but not limited to, in privately negotiated transactions. The sales agent is not required to sell any specific number or dollar amount of shares of our common stock, but, subject to the terms of the sales agreement, will use its commercially reasonable efforts consistent with normal trading and sales practices to solicit offers to purchase shares of our common stock on mutually agreed terms between the sales agent and the Selling Securityholder.

The sales agent will receive from the Selling Securityholder compensation of three percent (3.0%) of the gross sales price of all shares sold through it under the sales agreement, which may come in the form of a reduction to the amounts received by the Selling Securityholder in settlement of any forward sale agreement. In connection with the sale of shares of our common stock on behalf of the Selling Securityholder, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. See “Plan of Distribution (Conflicts of Interest)” beginning on page S-14 for additional information.

Under the terms of the sales agreement, the Selling Securityholder also may sell shares of our common stock to the sales agent, as principal for its own account, at a price to be agreed upon by the sales agent and the Selling Securityholder at the time of sale. If the Selling Securityholder sells shares of our common stock to the sales agent, as principal, the Selling Securityholder will enter into a separate terms agreement with the sales agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus, as well as those described in our most recent Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is November 13, 2023

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first is this prospectus supplement, including the information incorporated by reference herein, which describes the specific terms of this offering. The second part is the accompanying prospectus, dated July 10, 2023, which incorporates information by reference and gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to all parts combined, including the information incorporated by reference therein. This prospectus supplement may add to, update or change information in the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement and the information incorporated by reference herein. This document includes important information about us, the shares of our common stock being offered and other information you should know before investing in the shares of our common stock.

Neither we, the Selling Securityholder, the sales agent nor the Forward Counterparty (nor any of our or their respective affiliates) have authorized anyone to give you any other information other than the information that is contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We, the Selling Securityholder, the sales agent and the Forward Counterparty (and any of our and their respective affiliates) take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. Neither we, the Selling Securityholder, the sales agent nor the Forward Counterparty (nor any of our or their respective affiliates) are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither we, nor the sales agent or the Forward Counterparty, nor any of our or its respective representatives are making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus, any amendment or supplement to this prospectus, or any applicable free writing prospectus, as applicable, or any sale of shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement is a part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, selling stockholders, including, without limitation, the Selling Securityholder, may from time to time sell shares of our common stock covered by the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus, as well as any information incorporated by reference herein and therein before deciding to invest in shares of our common stock. You may obtain this information without charge by following the instructions under “Where You Can Find More Information” appearing elsewhere in this prospectus supplement.

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Unless the context indicates otherwise, references in this prospectus supplement to “Carrols Restaurant Group,” the “Company,” “we,” “us” and “our” refer to Carrols Restaurant Group, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of shares of our common stock. Unless the context otherwise requires, any reference to “BKC” in this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein and therein refers to Burger King Company LLC and its parent company Restaurant Brands International Inc. (“RBI”). Any reference to “PLK” refers to Popeyes Louisiana Kitchen, Inc. and its parent company, RBI.

BURGER KING® is a registered trademark and service mark and WHOPPER® is a registered trademark of BKC. Popeyes® is a registered trademark and service mark of PLK. Neither BKC nor PLK nor any of their respective subsidiaries, affiliates, officers, directors, agents, employees, accountants or attorneys are in any way participating in, approving or endorsing this offering, any representations made in connection with this offering or any of the underwriting (if any) or accounting procedures used in this offering. The grant by BKC or PLK of any franchise or other rights to Carrols Restaurant Group is not intended as, and should not be interpreted as, an express or implied approval, endorsement or adoption of any statement regarding actual or projected financial or other performance which may be contained in this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein and therein.

All financial information and other projections contained in this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein and therein are our sole responsibility.

Any review by BKC or PLK of this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein and therein has been conducted solely for the benefit of BKC or PLK to determine conformance with BKC or PLK internal policies, and not to benefit or protect any other person. No investor should interpret any such review by BKC or PLK as an internal approval, endorsement, acceptance or adoption of any representation, warranty, covenant or projection contained in this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein and therein.

The enforcement or waiver of any obligation of Carrols Restaurant Group under any agreement between Carrols Restaurant Group and BKC, PLK or BKC affiliates or PLK affiliates is a matter of BKC, PLK or their respective affiliates’ sole discretion. No investor should rely on any representation, assumption or belief that BKC, PLK or their respective affiliates will enforce or waive particular obligations of ours under those agreements.

In this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein and therein, we refer to information, forecasts and statistics regarding the restaurant industry and to information, forecasts and statistics from Nation’s Restaurant News, the U.S. Census Bureau and the U.S. Department of Agriculture. Unless otherwise indicated, information regarding BKC in this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein and therein has been made publicly available by BKC and information regarding PLK in this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein and therein has been made publicly available by PLK. The information, forecasts and statistics we have used may reflect rounding adjustments.

S-ii

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-iii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in our common stock. Before making an investment decision, you should read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and our other filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated herein by reference.

OVERVIEW

The Company

We are one of the largest restaurant companies in the United States and have been operating restaurants for more than 60 years. We are the largest Burger King franchisee in the United States based on number of restaurants and have operated Burger King restaurants since 1976. As of October 1, 2023, we operated, as franchisee, a total of 1,080 restaurants in 23 states under the trade names of Burger King and Popeyes. This included 1,019 Burger King restaurants in 23 Northeastern, Midwestern, Southcentral and Southeastern states, and 61 Popeyes restaurants in six Southeastern states.

Our common stock is listed on NASDAQ under the symbol “TAST.”

Corporate Information

Our principal executive offices are located at 968 James Street, Syracuse, New York 13203 and our telephone number at that address is (315) 424-0513. Our website is located at www.carrols.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, our website and the information contained on our website are not a part of this prospectus supplement or the accompanying prospectus or any applicable prospectus supplement, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus supplement or the accompanying prospectus. See “Where You Can Find More Information.”

THE OFFERING

Issuer	Carrols Restaurant Group, Inc.

Common stock offered by the Selling Security holder	Up to 14,407,755 shares of our common stock, or up to 26.4% of the shares of our common stock issued and outstanding as of November 8, 2023 (without giving effect to the conversion of 100 shares of our Series D Convertible Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”) into 9,414,580 shares of our common stock). Each share of common stock entitles its holder to one vote, voting as a single class on all matters submitted to a vote of our stockholders.

We have been advised that, in order to hedge its obligations under any forward sale agreement entered into in connection with this offering, if consummated, the Forward Counterparty may borrow shares of our common stock from the Selling Securityholder or from unrelated stock lenders and the Forward Counterparty or its affiliates may sell those shares short (i) in privately negotiated transactions, (ii) as block transactions or (iii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on NASDAQ or sales made into any other existing trading market of our common stock. For more information, see “—Forward transactions” below.

Manner of the offering	“At-the-market offering” that may be made from time to time through the sales agent, including pursuant to one or more forward transactions.

The Selling Securityholder may sell shares of our common stock to the sales agent as principal for its own account at a price agreed upon at the time of the sale. If the Selling Securityholder sells shares of our common stock to the sales agent, as principal, the Selling Securityholder will enter into a separate terms agreement with the sales agent, and we will describe such agreement in a separate prospectus supplement or pricing supplement.

Please read “Plan of Distribution (Conflicts of Interest)” for more information.

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the Selling Securityholder, including in connection with the continuous offering program established pursuant to the sales agreement or any forward transactions pursuant to any forward sale agreement. See “Use of Proceeds” for more information.

Conflicts of Interest	Jefferies or its affiliates may receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. If Jefferies or its affiliates receive at least 5% of the net proceeds of the offering in connection with a particular sale under the sales agreement relating to this continuous offering program, a conflict of interest under FINRA Rule 5121 would exist. In such case, the distribution of our common stock will be conducted in accordance with FINRA Rule 5121, and Jefferies will not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The participation of a “qualified independent underwriter” in this offering is not required because the shares offered have a “bona fide public market,” as defined in FINRA Rule 5121(f)(3). See “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” for more information.

Forward transactions	We will not be a party to any forward transaction, and we will not receive any proceeds from any such forward transaction.

We have been advised by the Forward Counterparty that it intends to establish its initial hedge position in respect of any forward transaction in connection with this offering by selling shares of our common stock borrowed from the Selling Securityholder or from unrelated stock lenders. The sale of such shares, along with any shares sold by Jefferies in connection with hedging any forward sale transactions pursuant to a pre-existing Master Forward Confirmation Agreement, dated September 14, 2023, by and between the Selling Securityholder and Jefferies (the “Second Master Forward Confirmation”), could have the effect of decreasing, or limiting an increase in, the market price of our common stock. Pursuant to a first Supplemental Confirmation, dated September 14, 2023, and supplementing the Second Master Forward Confirmation (the “Delayed Start Supplemental Confirmation”), the first date on which the Forward Purchaser will execute any sales in connection with the Delayed Start Supplemental Confirmation will be on or after the later of (A) the third business day after we file our Quarterly Report on Form 10-Q for the third fiscal quarter of 2023 and (B) December 14, 2023. Any of the maximum number of 3,285,622 shares of our common stock that the Delayed Start Supplement Confirmation may cover (the “Second Forward Shares”) that remain unsold following completion of the Forwards pursuant to the Delayed Start Supplemental Confirmation will become available for offer and sale in connection with this offering. See “Plan of Distribution (Conflicts of Interest)” and “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—The effect of the borrowing of our common stock in connection with the forward transactions contemplated by this offering and existing forward transactions, and the sales of our common stock by the counterparties to such transactions or their respective affiliates or agents to establish, modify or, in some cases, unwind their hedge positions in connection with such transactions, may have a negative effect on the market price of our common stock” for more information.

Dividend policy	Holders of our common stock are entitled to receive ratably dividends if, as and when dividends are declared by our board of directors (“Board”) out of funds legally available for that purpose, after payment of dividends required to be paid on any outstanding preferred stock ranking prior to the common stock as to the payment of dividends. In addition, we are a holding company and conduct all of our operations through our direct and indirect subsidiaries. As a result, for us to pay dividends, we need to rely on dividends or distributions to us from our direct and indirect subsidiaries. Effective August 12, 2021, our Board declared a special cash dividend amounting to $0.41 per share on all issued and outstanding shares of our common stock, including common stock issuable on the conversion of our Series B Convertible Preferred Stock. The special cash dividend of $24.9 million was paid on October 5, 2021 to stockholders of record as of the close of business on August 25, 2021. We did not pay any cash dividends during fiscal year 2022. On November 9, 2023 we announced that our Board has declared a regular quarterly cash dividend of $0.02 per share on all issued and outstanding shares of our common stock, including common stock issuable on the conversion of our Series D Preferred Stock, that will be paid on December 15, 2023 to stockholders of record as of the close of business on November 21, 2023. Additionally, the Credit Agreement, dated as of April 30, 2019, as amended, among us, the guarantors party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, in its capacity as administrative agent (the “Credit Agreement”), and our Indenture, dated as of June 28, 2021 among us, the guarantors party thereof and The Bank of New York Mellon Trust Company, N.A., governing our $300.0 million of 5.875% Senior Notes due 2029 (the “Indenture”) currently limit, and debt instruments that we and our subsidiaries may enter into in the future may limit, our ability to pay dividends to our stockholders. See “Dividend Policy” for additional information.

Market for shares of our common stock	Our common stock is currently traded on NASDAQ under the symbol “TAST.”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. See “Risk Factors” (beginning on page S-4) and other information included in this prospectus supplement, our most recent Annual Report on Form 10-K and our other filings under the Exchange Act that are incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

Investment in the shares offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors identified below and incorporated herein by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before deciding to purchase any of shares of our common stock. Our business, financial condition or results of operations could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our common shares could decline and you could lose all or part of your investment.  Please also refer to the section below entitled “Cautionary Statement Regarding Forward-Looking Statements.” Additionally, the risks and uncertainties identified below or incorporated by reference in this prospectus supplement and the accompanying prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to this Offering and Ownership of Our Common Stock

The effect of sales of borrowed shares of our common stock in connection with the forward transactions contemplated by this offering and existing forward transactions by the Forward Counterparty to such transactions (or its affiliates or agents) to establish or modify its hedge positions in connection with such transactions, may have a negative effect on the market price of our common stock.

We have been advised that the Forward Counterparty intends to establish its hedge position in respect of any forward transaction in connection with this offering by selling shares of our common stock borrowed from the Selling Securityholder or from unrelated stock lenders. Further, the Forward Counterparty may establish, or modify, its hedge position in respect of any forward sale transactions pursuant to the pre-existing Second Master Forward Confirmation (each such forward sale transaction, a “Forward” and collectively, the “10b5-1 Forwards”) through sales of the shares from time to time. The 10b5-1 Forwards are intended to comply with Rule 10b5-1(c) of the Exchange Act. The first date on which the Forward Counterparty will execute any sales in connection with the Delayed Start Supplemental Confirmation will be on or after the later of (A) the third business day after we file our Quarterly Report on Form 10-Q for the third fiscal quarter of 2023 and (B) December 14, 2023. The Delayed Start Supplemental Confirmation covers the lesser of (i) 3,285,622 shares of our common stock and (ii) the maximum number of Second Forward Shares permitted to be sold under Rule 144 of the Securities Act.

The establishment of hedge positions in connection therewith could have the effect of decreasing, or limiting an increase in, the market price of our common stock. See “Plan of Distribution (Conflicts of Interest) —Forward Transaction” for more information.

Further, the effect of the forward transactions contemplated by this offering and the 10b5-1 Forwards, including any sales of our common stock by the Forward Counterparty or its affiliates or agents to modify the Forward Counterparty’s hedge positions from time to time during the term of the forward transactions contemplated by this offering and the 10b5-1 Forwards may variously have a positive, negative or neutral impact on the market price of our common stock.

Sales, or the perception of sales, of a large number of shares of our common stock in the public market by our existing stockholders, including pursuant to this offering, or by us could cause our stock price to fall and could impair our ability to raise funds in new stock offerings. In addition, stockholders may experience dilution as a result of any future offerings, which may adversely affect the per share trading price of our common stock.

Sales of a large number of shares of our common stock in the public market, or the perception that such sales may occur, including pursuant to this offering, could have an adverse effect on our stock price and could impair our ability to raise capital through the sale of additional stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities at a time and at a price that we deem appropriate.

Furthermore, pursuant to the Registration Rights Agreement (as defined herein), certain of our stockholders, including, without limitation, the Selling Securityholder and BKC, have rights, subject to certain conditions, to require us to file registration statements for the public sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders and to cause us to engage in an underwritten offering or other public sale of the shares. We filed the registration statement of which the accompanying prospectus is a part pursuant to the Registration Rights Agreement, and after this offering, any unsold shares held by the Selling Securityholder will remain eligible for sale pursuant to such prospectus. The sale of the Selling Securityholder’s shares or shares of our other stockholders pursuant to a registration under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by our affiliates as defined in Rule 144 under the Securities Act. Any such sales of securities by the Selling Securityholder, our other stockholders or by us could have a material adverse effect on the trading price of our common stock.

Moreover, as of the date hereof, we have an effective registration statement on Form S-3, under which we, the Selling Securityholder or other selling stockholders may conduct offerings and sales of shares of our common stock from time to time. We are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any substantially similar securities. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. The actual amount of dilution from such offerings will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time. The per share trading price of our common stock could decline as a result of sales, or the perception of such sales, of a large number of shares of our common stock in the market pursuant to any such offering.

In addition, conversions of our Series D Preferred Stock into shares of our common stock and ongoing issuances under our employee or management incentive plans will also have a dilutive effect on the number of issued and outstanding shares of our common stock. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution. The issuance of any additional shares of common or convertible securities could be substantially dilutive to shareholders of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature or that depend upon or refer to future events or conditions are forward-looking statements. These statements are often identified by words such as “may,” “might,” “will,” “should,” “anticipate,” “believe,” “expect,” “intend,” “estimate,” “hope,” “plan” or other similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their date. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected or implied in the forward-looking statements. We have identified significant factors that could cause actual results to differ materially from those stated or implied in the forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following, in addition to other risks and uncertainties discussed herein and in our Annual Report on Form 10-K for the year ended January 1, 2023 and our other filings with the SEC:

●	the impact of health concerns such as the COVID-19 pandemic or reports of cases of food borne illnesses such as “mad cow” disease, and the possibility that consumers could lose confidence in the safety and quality of certain food products as well as negative publicity regarding food quality, illness, injury or other health concerns;

●	effectiveness of the Burger King and Popeyes advertising programs and the overall success of the Burger King and Popeyes brands;

●	increases in food costs and other commodity costs;

●	our ability to hire and retain employees at current or increased wage rates;

●	competitive conditions, including pricing pressures, discounting, aggressive marketing, the potential impact of competitors’ new unit openings and promotions on sales of our restaurants, and competition impacting the cost and availability of labor;

●	regulatory factors;

●	environmental conditions and regulations;

●	general economic conditions, particularly in the retail sector;

●	weather conditions;

●	fuel prices;

●	significant disruptions in service or supply by any of our suppliers or distributors;

●	changes in consumer perception of dietary health and food safety;

●	labor and employment benefit costs, including the effects of minimum wage increases, healthcare reform and changes in the Fair Labor Standards Act;

●	the outcome of pending or future legal claims or proceedings;

●	our ability to manage our growth and successfully implement our business strategy;

●	our ability to service our indebtedness;

●	our borrowing costs and credit ratings, which may be influenced by the credit ratings of our competitors;

●	future sales of shares of our common stock (including forward sale transactions by our stockholders) or the perception that such sales may occur, which could depress the price of our common stock;

●	the inability to maintain listing of our common stock on NASDAQ;

●	the availability and terms of necessary or desirable financing or refinancing and other related risks and uncertainties;

●	factors that affect the restaurant industry generally, including recalls if products become adulterated or misbranded, liability if our products cause injury, or changes related to ingredient disclosure and labeling laws and regulations; and

●	other risks and uncertainties described in this prospectus supplement, including those identified in the section entitled “Risk Factors,” in the accompanying prospectus or in the information incorporated herein or therein by reference.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus supplement and the accompanying prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein and therein. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

All of the shares of our common stock offered by the Selling Securityholder pursuant to this prospectus supplement will be sold by the Selling Securityholder for its own account, and, as a result, the Selling Securityholder will receive all the net proceeds therefrom. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. We will not receive any proceeds from these sales of shares of our common stock by the Selling Securityholder, including in connection with the continuous offering program established pursuant to the sales agreement or any forward transactions pursuant to any forward sale agreement.

Except as disclosed in the “Plan of Distribution (Conflicts of Interest)” and “Selling Securityholder” sections in this prospectus supplement, the Selling Securityholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholder in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus supplement, including all registration and filing fees, any NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accounting firm. In addition, pursuant to the Registration Rights Agreement, we are required to pay the reasonable fees and expenses of one counsel to the Selling Securityholder of up to $50,000 in the aggregate in connection with the sale of its shares of our common stock hereunder. See “Selling Securityholder” and “Plan of Distribution (Conflicts of Interest)” for additional information.

DIVIDEND POLICY

Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared by our Board out of funds legally available for that purpose, after payment of dividends required to be paid on any outstanding preferred stock ranking prior to the common stock as to the payment of dividends. In addition, we are a holding company and conduct all of our operations through our direct and indirect subsidiaries. As a result, for us to pay dividends, we need to rely on dividends or distributions to us from our direct and indirect subsidiaries. Effective August 12, 2021, our Board declared a special cash dividend amounting to $0.41 per share on all issued and outstanding shares of our common stock, including common stock issuable on the conversion of our Series B Convertible Preferred Stock. The special cash dividend of $24.9 million was paid on October 5, 2021 to stockholders of record as of the close of business on August 25, 2021. We did not pay any cash dividends during fiscal year 2022. On November 9, 2023, we announced that our Board has declared a regular quarterly cash dividend of $0.02 per share on all issued and outstanding shares of our common stock, including common stock issuable on the conversion of our Series D Preferred Stock, that will be paid on December 15, 2023 to stockholders of record as of the close of business on November 21, 2023. Additionally, the Credit Agreement and the Indenture currently limit, and debt instruments that we and our subsidiaries may enter into in the future may limit, our ability to pay dividends to our stockholders.

SELLING SECURITYHOLDER

We and the Selling Securityholder are parties to that certain Registration Rights and Stockholders’ Agreement, dated as of April 30, 2019, as amended by Amendment No. 1 to the Registration Rights and Stockholders’ Agreement, dated as of April 1, 2021 (the “Registration Rights Agreement”), pursuant to which we granted the Selling Securityholder the right to demand registration of certain shares of our common stock that they own. Pursuant to the Registration Rights Agreement, we are required to pay the reasonable fees and expenses of one counsel to the Selling Securityholder of up to $50,000 in the aggregate in connection with the sale of its shares of our common stock hereunder. Additionally, under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholder against certain liabilities that it may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act. The Selling Securityholder has agreed to indemnify us against certain liabilities that we may incur in connection with the sale of the securities hereunder to the extent such liability arises from any information furnished in writing by the Selling Securityholder for use herein. We granted these registration rights to the Selling Securityholder in connection with our acquisition of 165 Burger King® restaurants, 55 Popeyes® restaurants, six convenience stores and certain real property from the Selling Securityholder on April 30, 2019, in consideration for the issuance to the Selling Securityholder of 7,364,413 shares of our common stock and 10,000 shares of our Series C Convertible Preferred Stock, par value $0.01 per share, which were converted into 7,450,402 shares of our common stock upon approval of such conversion at our 2019 Annual Stockholders Meeting on August 29, 2019.

Two members of our Board, Matthew Perelman and Alexander Sloane, are affiliated with the Selling Securityholder. Mr. Perelman and Mr. Sloane are each a Co-Founder and Managing Partner of Garnett Station Partners, an investment firm focused on retail and consumer companies, and a Co-President of the Selling Securityholder. Mr. Perelman was appointed by our Board as a Class I Director and Mr. Sloane was appointed by our Board as a Class II Director each effective as of April 30, 2019 pursuant to the Registration Rights Agreement. Each Investor Director (as defined in the Registration Rights Agreement), in his capacity as a member of our Board, is afforded the same rights and privileges as the other members of our Board, including, without limitation, rights to indemnification, insurance, notice, information and the reimbursement of expenses. Pursuant to the Registration Rights Agreement, until the date that the Selling Securityholder and its Permitted Affiliates (as defined in the Registration Rights Agreement) hold shares of our common stock that, together with shares of Conversion Common Stock (as defined in the Registration Rights Agreement), constitute less than 14.5% of the total number of then-outstanding shares of our common stock (such date the “Cambridge Director Step-Down Date”), the Selling Securityholder has the right to nominate two individuals as director nominees of our Board and we and our Board will take all necessary action to support the election and appointment of such director nominees as directors of our Board. From the Cambridge Director Step-Down Date to the date that the Selling Securityholder and its Permitted Affiliates hold shares of our common stock and Conversion Common Stock that together constitute less than 10% of the total number of then-outstanding shares of our common stock, the Selling Securityholder has the right to nominate one individual as a director nominee of our Board and we and our Board will take all necessary action to support the election and appointment of such director nominee as a director of our Board.

The following table sets forth certain information regarding the number of shares of our common stock to be sold by the Selling Securityholder in this offering and the Selling Securityholder’s beneficial ownership of our common stock before and after this offering. The Selling Securityholder’s beneficial ownership percentage of our common stock as of the date of this prospectus supplement has been calculated based on 54,496,225 shares of our common stock outstanding as of November 8, 2023 (without giving effect to the conversion of 100 shares of our Series D Preferred Stock into 9,414,580 shares of our common stock). Beneficial ownership as shown in the table below has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

	Shares Beneficially Owned Prior to this Offering			Shares Beneficially Owned After this Offering
Selling Securityholder Name	Number of Shares	Percentage (1)	Shares Offered Hereby	Number of Shares	Percentage
Cambridge Franchise Holdings, LLC (2)	14,407,755	26.4%	14,407,755	—	—
Total	14,407,755	26.4%	14,407,755	—	—

(1)	Based upon 54,496,225 shares of our common stock issued and outstanding as of November 8, 2023 (without giving effect to the conversion of 100 shares of our Series D Preferred Stock into 9,414,580 shares of our common stock).

(2)	The shares of our common stock offered and sold in this offering are directly held by the Selling Securityholder. Matthew Perelman and Alexander Sloane are the managing principals of Cambridge Franchise Partners, LLC (“Cambridge Partners”), which is the sole member and manager of the Selling Securityholder. Pursuant to the Registration Rights Agreement, both Mr. Perelman and Mr. Sloane are members of our Board. Prior to this offering, the Selling Securityholder, Cambridge Partners, Mr. Perelman and Mr. Sloane each have shared voting power and shared dispositive power over 14,407,755 shares of our common stock held by the Selling Securityholder, which includes up to 3,285,622 Second Forward Shares that may be sold pursuant to the Delayed Start Supplemental Confirmation (see “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—The effect of the borrowing of our common stock in connection with the forward transactions contemplated by this offering and existing forward transactions, and the sales of our common stock by the counterparties to such transactions or their respective affiliates or agents to establish, modify or, in some cases, unwind their hedge positions in connection with such transactions, may have a negative effect on the market price of our common stock”). Any Second Forward Shares that remain unsold following completion of the 10b5-1 Forwards pursuant to the Delayed Start Supplemental Confirmation will become available for offer and sale in connection with this offering. Subject to the foregoing, each of Mr. Perelman, Mr. Sloane and Cambridge Partners may be deemed to be beneficial owners of the shares of our common stock held directly by the Selling Securityholder. The address for the Selling Securityholder is 853 Broadway, Suite 1605, New York, New York 10003. Mr. Perelman and Mr. Sloane also have sole voting power and sole dispositive power over 283,234 and 152,284 shares of our common stock, respectively. None of the shares held directly by Mr. Perelman and Mr. Sloane are being offered or sold in connection with this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock purchased by a non-U.S. holder in this offering. This summary applies only to our common stock held by a non-U.S. holder as a capital asset, within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this summary, a “non-U.S. holder” means any beneficial owner of our common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust other than:

●	an individual who is a citizen or resident of the United States;

●	a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

In the case of a beneficial owner of our common stock that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partner in a partnership considering an investment in our common stock, then you should consult your own tax advisors.

This summary is based on the Code, the Treasury regulations promulgated thereunder, judicial authority, published administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this document. Changes in such authority or new interpretations thereof may have retroactive effect and could significantly affect the U.S. federal income tax consequences discussed below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS or a court will agree with our statements and conclusions.

This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status (including alternative minimum tax consequences), nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as banks or other financial institutions, individual retirement and other tax-deferred accounts, tax-exempt entities, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, insurance companies, broker dealers, dealers or traders in securities or currencies, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, non-U.S. trusts and estates that have U.S. beneficiaries, persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement and former citizens or residents of the U.S. This summary also does not discuss common stock held as part of a hedge, straddle or synthetic security or conversion or other integrated transaction.

This discussion does not address any consequences under any U.S. federal tax laws other than U.S. federal income tax laws (such as the U.S. federal estate and gift tax laws) or the tax laws of any state, local or any non-U.S. jurisdiction. Shares of our common stock held (or deemed held) by an individual who is a non-U.S. holder at the time of his or her death generally will be included in such non-U.S. holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. In addition, this discussion does not address the Medicare tax on certain investment income.

The following is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of our common stock should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under U.S. federal tax laws other than U.S. federal income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.

Distributions

Any distribution of cash or property (other than certain distributions of our common stock) with respect to our common stock (and certain redemptions that are treated as distributions with respect to our common stock) will be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below of backup withholding and FATCA (defined below), dividends that are not effectively connected with your conduct of a U.S. trade or business generally will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Unless an applicable income tax treaty provides otherwise, dividends that are effectively connected with your conduct of a U.S. trade or business are generally not subject to such withholding tax, but instead are subject to U.S. federal income tax on a net income basis in generally the same manner as U.S. persons. A corporate non-U.S. holder with effectively connected dividend income may also be subject to a branch profits tax (at a rate of 30% (or a lower applicable treaty rate)) on its effectively connected earnings and profits (subject to adjustments). Certain certification and disclosure requirements, including delivery of a properly executed IRS Form W-8ECI (or other applicable form), must be satisfied for effectively connected income to be exempt from U.S. federal withholding tax.

If the amount of a distribution paid on our common stock exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among each share of common stock with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of your adjusted tax basis in each such share, and thereafter as capital gain from a sale or other taxable disposition of such share of common stock that is taxable as described below under the heading “Sale or Other Taxable Disposition of Common Stock.” Your adjusted tax basis in a share of common stock is generally the purchase price of such share, reduced (but not below zero) by the amount of any such tax-free returns of capital.

If you wish to claim the benefit of an applicable treaty rate to avoid or reduce U.S. federal withholding tax, then you must (a) provide the applicable withholding agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certify that you are not a U.S. person and are eligible for treaty benefits, or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that act as intermediaries (including partnerships). If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, then you may obtain a refund or credit of any excess amounts withheld by filing timely an appropriate claim with the IRS.

Sale or Other Taxable Disposition of Common Stock

Subject to the discussion below of backup withholding, you generally will not be subject to U.S. federal income or withholding tax with respect to any gain recognized on the sale or other taxable disposition of our common stock (other than a redemption that is treated as a distribution for U.S. federal income tax purposes and taxed as described above), unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business and, in cases in which certain tax treaties apply, is attributable to a U.S. permanent establishment;

●	you are an individual present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and certain other conditions are met; or

●	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter (the “relevant period”), and certain other conditions are met. Generally, we will be a “U.S. real property holding corporation” if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market values of our worldwide real property interests and other assets used or held for use in a trade or business, all as determined under applicable U.S. Treasury regulations. We believe that we are not currently, and we do not currently anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to U.S. federal income tax on any gain recognized from the disposition under regular U.S. federal income tax rates in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. In addition, a corporate non-U.S. holder may be subject to branch profits tax on any effectively connected earnings and profits (subject to adjustments) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual described in the second bullet point above, you will be subject to tax at a rate of 30% (or lower applicable treaty rate) on any gain recognized from the disposition, which may be offset by certain U.S. source capital losses. Even if we are or become a U.S. real property holding corporation, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized from a disposition of our common stock as long as our common stock continues to be regularly traded on an established securities market, unless such non-U.S. holder actually or constructively owned more than 5% of our common stock at some time during the relevant period.

Legislation Affecting Taxation of Common Stock Held by or Through Foreign Entities

Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on dividend income from our common stock paid to a “foreign financial institution” (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders, that are foreign entities with U.S. owners). Absent any applicable exception, this legislation also generally imposes a withholding tax of 30% on dividend income from our common stock paid to a foreign entity that is not a foreign financial institution (as a beneficial owner or as an intermediary) unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

Current provisions of the Code and U.S. Treasury regulations that govern FATCA withholding treat gross proceeds from the sale or other taxable disposition of stock that produce U.S.-source dividends (such as our common stock) as subject to FATCA withholding. However, under proposed U.S. Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding.

Prospective investors should consult with their own tax advisors regarding the implications of FATCA on their investment in our common stock.

Information Reporting and Backup Withholding

We must report annually to the IRS and to you the amount of dividends paid to you and the amount of tax, if any, withheld with respect to such dividends. The IRS may make this information available to the tax authorities in the country in which you are resident or organized. In addition, you may be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to dividends paid on our common stock, unless, generally, you certify (usually on IRS Form W-8BEN or IRS Form W-8BEN-E) that you are not a U.S. person or you otherwise establish an exemption. Rules relating to information reporting and backup withholding with respect to payments of the proceeds from the disposition of shares of our common stock are generally as follows:

●	If the proceeds are paid to or through the U.S. office of a broker, the proceeds generally will be subject to backup withholding and information reporting, unless you certify (usually on IRS Form W-8BEN or on IRS Form W-8BEN-E) that you are not a U.S. person or you otherwise establish an exemption.

●	If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections, information reporting and backup withholding generally will not apply.

●	If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a foreign person with certain specified U.S. connections, the proceeds generally will be subject to information reporting (but not to backup withholding), unless you certify (usually on IRS Form W-8BEN or IRS Form W-8BEN-E) that you are not a U.S. person or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished by you to the IRS.

THE ABOVE SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. POTENTIAL PURCHASERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK APPLICABLE TO THEIR PARTICULAR SITUATIONS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Plan of Distribution

We and the Selling Securityholder have entered into an open market sale agreement (referred to herein as the “sales agreement”) with Jefferies, in its capacity as the sales agent and the Forward Counterparty, under which the Selling Securityholder may from time to time offer and sell up to 14,407,755 shares of our common stock through the sales agent, including pursuant to one or more forward transactions as described below.

Each time the Selling Securityholder wishes to sell shares of our common stock under the sales agreement, the Selling Securityholder will notify Jefferies of the number of shares to be sold, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once the Selling Securityholder has so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell shares of our common stock are subject to a number of conditions as set forth therein that we or the Selling Securityholder, as applicable, must meet.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on NASDAQ, on any other existing trading market for our common stock, or to or through a market maker. Sales of shares of our common stock may also be made by any method permitted by law, including but not limited to, in privately negotiated transactions. The sales agent is not required to sell any specific number or dollar amount of shares of our common stock, but, subject to the terms of the sales agreement, will use its commercially reasonable efforts consistent with normal trading and sales practices to solicit offers to purchase shares of our common stock, on mutually agreed terms between the sales agent and the Selling Securityholder.

Under the terms of the sales agreement, the Selling Securityholder also may sell shares of our common stock to Jefferies, as principal for its own account, at a price to be agreed upon by Jefferies and the Selling Securityholder at the time of sale. If the Selling Securityholder sells shares of our common stock to Jefferies, as principal, the Selling Securityholder will enter into a separate terms agreement with Jefferies, and we will describe such agreement in a separate prospectus supplement or pricing supplement. The Selling Securityholder may also sell shares of our common stock pursuant to one or more forward transactions, as described below.

Unless the parties agree otherwise, the settlement of sales of shares between the Selling Securityholder, on the one hand, and Jefferies, on the other hand, is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as the Selling Securityholder, on the one hand, and Jefferies, on the other hand, may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Selling Securityholder will pay Jefferies a commission of three percent (3.0%) of the aggregate gross proceeds the Selling Securityholder receives from each sale of shares of our common stock, which may come in the form of a reduction to the amounts received by the Selling Securityholder in settlement of any forward sale agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, and the commissions related thereto, are not determinable at this time. In addition, the Selling Securityholder has agreed to reimburse Jefferies, in its capacity as the sales agent and the Forward Counterparty, for certain fees and disbursements of its counsels in an amount not to exceed $150,000 in connection with entry into the sales agreement, in addition to certain ongoing disbursements of its legal counsels.

We estimate that the total expenses for this offering, excluding any commissions or expense reimbursements payable to Jefferies under the terms of the sales agreement, will be approximately $175,000. In addition, pursuant to the Registration Rights Agreement, we are required to pay the reasonable fees and expenses of one counsel to the Selling Securityholder of up to $50,000 in the aggregate in connection with the sale of its shares of our common stock hereunder. See “Selling Securityholder.”

Jefferies will provide written confirmation to the Selling Securityholder after market close on NASDAQ on the trading day following each day on which shares of our common stock are sold under the sales agreement. Each confirmation will include the number of shares sold by the Selling Securityholder on that day, the aggregate gross proceeds of such sales and the proceeds to the Selling Securityholder.

If we or the sales agent have reason to believe that shares of our common stock are no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will promptly notify the other parties and sales of shares of our common stock pursuant to the sales agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

In connection with the sale of shares of our common stock on behalf of the Selling Securityholder, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies may be deemed to be underwriting commissions or discounts. Additionally, under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholder against certain liabilities that it may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act.

The Selling Securityholder has agreed to indemnify us against certain liabilities that we may incur in connection with the sale of the securities hereunder to the extent such liability arises from any information furnished in writing by the Selling Securityholder for use herein.

Pursuant to the sales agreement, we and the Selling Securityholder have agreed to indemnify Jefferies, in its capacity as the sales agent and the Forward Counterparty, against certain civil liabilities, including liabilities under the Securities Act. We and the Selling Securityholder have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. In addition, pursuant to the sales agreement, Jefferies, on the one hand, or the Selling Securityholder, with respect to sales of shares of our common stock by the Selling Securityholder, may each terminate the sales agreement at any time upon ten (10) trading days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions and is qualified in its entirety by reference to the sales agreement, a copy of which is filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Jefferies, and Jefferies may distribute this prospectus supplement and the accompanying prospectus electronically.

Forward Transactions

We have been advised that the Selling Securityholder may enter into forward sale agreements in respect of the sale of up to 14,407,755 shares of our common stock with the Forward Counterparty. We have also been advised that, in order to hedge its obligations under any forward sale agreement, if consummated, the Forward Counterparty may borrow shares of our common stock from the Selling Securityholder or from unrelated stock lenders, and the Forward Counterparty or its affiliates may sell those shares short (i) in privately negotiated transactions, (ii) as block transactions or (iii) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on NASDAQ or sales made into any other existing trading market of our common stock. We will not be party to any forward sale agreement, and we will not receive any proceeds from the sales of shares of our common stock under any forward sale agreement. We have been advised that any forward sale agreement will be physically settled by delivery of shares of our common stock to the Forward Counterparty or by netting the Selling Securityholder’s obligation to deliver shares of our common stock under the forward sale agreement against the Forward Counterparty’s obligation to return shares fungible with any shares it may have borrowed from the Selling Securityholder. The Selling Securityholder is required pursuant to the terms of the forward sale agreement to make all filings that are required to be made under applicable laws, and has advised us that, in the case of a forward sale agreement, it intends to make the filings required pursuant to Section 16 of the Exchange Act at such time that the forward price has been established pursuant to the terms of the forward sale agreement. For more information, also see “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—The effect of the borrowing of our common stock in connection with the forward transactions contemplated by this offering and existing forward transactions, and the sales of our common stock by the counterparties to such transactions or their respective affiliates or agents to establish, modify or, in some cases, unwind their hedge positions in connection with such transactions, may have a negative effect on the market price of our common stock.”

Other Relationships

Jefferies and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities and other financial and nonfinancial activities and services. Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services to us or our affiliates, for which services they may have received or may in the future receive customary fees and expenses. In the course of its business, Jefferies or its affiliates may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities. Jefferies and its affiliates may also make investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such assets, securities and instruments.

Conflicts of Interest

Jefferies or its affiliates may receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement.

If Jefferies or its affiliates receive at least 5% of the net proceeds of the offering in connection with a particular sale under the sales agreement relating to this continuous offering program, a conflict of interest under FINRA Rule 5121 would exist. In such case, the distribution of our common stock will be conducted in accordance with FINRA Rule 5121, and Jefferies will not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The participation of a “qualified independent underwriter” in this offering is not required because the shares offered have a “bona fide public market,” as defined in FINRA Rule 5121(f)(3).

Listing on the NASDAQ Global Market

Our shares of common stock are listed on NASDAQ under the symbol “TAST.”

Selling Restrictions

Canada

(A) Resale Restrictions

The distribution of shares of our common stock (referred to in the section entitled “—Selling Restrictions” as “shares” or the “shares”) in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we and the Selling Securityholder prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us, the Selling Securityholder and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 – Prospectus Exemptions,

●	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,

●	where required by law, the purchaser is purchasing as principal and not as agent, and

●	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that Jefferies is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 – Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus supplement.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this prospectus supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein and the Selling Securityholder may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

(G)  Language of Documents

The purchaser confirms its express wish and that it has requested that this prospectus supplement, all documents evidencing or relating to the sale of the securities described herein and all other related documents be drawn up exclusively in the English language. L’acquéreur confirme sa volonté expresse et qu’il a demandé que le présent document, tous les documents attestant de la vente des titres décrits dans le présent document ou s’y rapportant ainsi que tous les autres documents s’y rattachant soient rédigés exclusivement en langue anglaise.

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

(A)	You confirm and warrant that you are either:

a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

a person associated with the Company under Section 708(12) of the Corporations Act; or

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

(B)	You warrant and agree that you will not offer any of the securities sold to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being sold unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No shares have been offered or sold, and no shares may be offered or sold, in Hong Kong, by means of this prospectus supplement or any other document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in this prospectus supplement or such other document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the shares has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the shares may not be offered for subscription to members of the public in Hong Kong. Each person acquiring shares will be required, and is deemed by the acquisition of such shares, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any shares in circumstances that contravene any such restrictions.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the sales agent and the Forward Counterparty will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company, the Selling Securityholder, the sales agent or the Forward Counterparty to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain legal matters will be passed upon for us by Akerman LLP, New York, New York. Cahill Gordon & Reindel LLP will act as counsel and pass on certain legal matters for the sales agent. Skadden, Arps, Slate, Meagher & Flom LLP will act as counsel for the Forward Counterparty. Kirkland & Ellis LLP will act as counsel and pass on certain legal matters for the Selling Securityholder.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, of Carrols Restaurant Group, Inc. and subsidiaries (the “Company”) as of January 1, 2023 and January 2, 2022, and for each of the three years in the period ended January 1, 2023, incorporated by reference in this prospectus supplement and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and consolidated financial statement schedule are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold pursuant to this prospectus supplement. As allowed by SEC rules, this prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of our common stock being offered hereby, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits thereto. Statements contained in this prospectus supplement regarding the contents of any agreement, contract or other document that is filed as an exhibit to the registration statement are not necessarily complete; reference is made in each instance to the copy of the contract, or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You can read the registration statement at the SEC’s website at www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. You can read our SEC filings at the SEC’s website at www.sec.gov. We also maintain a website at www.carrols.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through our website. Except for the documents specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, our website and the information contained on our website are not a part of this prospectus supplement or the accompanying prospectus or any applicable prospectus supplement, and you should not rely on any such information in making your decision.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus supplement (other than information furnished to the SEC under Items 2.02, 7.01 or 9.01 of any Current Report on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement):

●	Our Annual Report on Form 10-K for the fiscal year ended January 1, 2023, filed with the SEC on March 9, 2023 (our “Annual Report”);

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended April 2, 2023, filed with the SEC on May 11, 2023, July 2, 2023, filed with the SEC on August 10, 2023 and October 1, 2023, filed with the SEC on November 9, 2023;

●	The information specifically incorporated by reference into our Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023;

●	Our Current Reports on Form 8-K filed with the SEC on January 3, 2023, January 9, 2023, February 28, 2023, April 13, 2023, April 28, 2023, May 11, 2023, and June 22, 2023; and

●	The description of our securities filed as an exhibit to our Annual Report.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any securities made under this prospectus supplement (excluding any portions of such documents that are deemed “furnished” to the SEC pursuant to applicable rules and regulations) will also be considered to be incorporated by reference in this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at:

Carrols Restaurant Group, Inc.

968 James Street

Syracuse, New York 13023

Attn: General Counsel

(315) 424-0513

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

CARROLS RESTAURANT GROUP, INC.
14,814,815 SHARES OF COMMON STOCK

This prospectus relates to the resale by Cambridge Franchise Holdings, LLC (the “Selling Securityholder”) from time to time of up to 14,814,815 shares of common stock, par value $0.01 per share (the “common stock”), of Carrols Restaurant Group, Inc. (“Carrols Restaurant Group”, the “Company”, “we” “us” or “our”).

On April 30, 2019, the Company acquired 165 Burger King® restaurants, 55 Popeyes® restaurants, six convenience stores and certain real property from the Selling Securityholder, in consideration for the issuance to the Selling Securityholder of 7,364,413 shares of the Company’s common stock and 10,000 shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share, which were converted into 7,450,402 shares of our common stock upon approval of such conversion at the Company’s 2019 Annual Stockholders Meeting on August 29, 2019.

We are registering the offer and sale of the securities described above to satisfy certain registration rights we have granted to the Selling Securityholder as required by the Registration Rights and Stockholders’ Agreement, dated as of April 30, 2019, by and between the Company and the Selling Securityholder as amended by Amendment No. 1 to the Registration Rights and Stockholders’ Agreement dated as of April 1, 2021 between the Company and the Selling Securityholder (the “Registration Rights Agreement”).

The Selling Securityholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholder will offer or sell, as applicable, any of the securities. The Selling Securityholder may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholder and the times and manner in which it may offer and sell the securities under this prospectus is provided under “Selling Securityholder” and “Plan of Distribution” in this prospectus.

We will not receive the proceeds from the resale of the shares of common stock registered hereby by the Selling Securityholder.

We will bear all costs, expenses and fees in connection with the registration of the common stock. The Selling Securityholder will bear all commissions and discounts, if any, attributable to its sales of the shares of common stock.

Our common stock trades on the NASDAQ Global Market (“NASDAQ”) under the ticker symbol “TAST.” On July 7, 2023, the closing sale price of our common stock as reported by NASDAQ was $5.05 per share.

Investing in shares of our common stock involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 10, 2023.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholder has authorized anyone to provide you with different information. Neither we nor the Selling Securityholder is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Securityholder may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholder of the securities offered by it described in this prospectus.

Neither we nor the Selling Securityholder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholder will make an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise, references in this prospectus to “Carrols Restaurant Group,” “Company,” “we,” “us” or “our” refer to the business of Carrols Restaurant Group, Inc., and its subsidiaries.

Any reference to “BKC” in this prospectus refers to Burger King Company LLC and its parent company Restaurant Brands International Inc. (“RBI”). Any reference to “PLK” refers to Popeyes Louisiana Kitchen, Inc. and its parent company, RBI.

BURGER KING® is a registered trademark and service mark and WHOPPER® is a registered trademark of BKC. Popeyes® is a registered trademark and service mark of PLK. Neither BKC or PLK nor any of their respective subsidiaries, affiliates, officers, directors, agents, employees, accountants or attorneys are in any way participating in, approving or endorsing this offering, any representations made in connection with this offering or any of the underwriting (if any) or accounting procedures used in this offering. The grant by BKC or PLK of any franchise or other rights to Carrols Restaurant Group is not intended as, and should not be interpreted as, an express or implied approval, endorsement or adoption of any statement regarding actual or projected financial or other performance which may be contained in the prospectus. All financial information and other projections in this prospectus are our sole responsibility.

Any review by BKC or PLK of this prospectus or the information included herein has been conducted solely for the benefit of BKC or PLK to determine conformance with BKC or PLK internal policies, and not to benefit or protect any other person. No investor should interpret such review by BKC or PLK as an internal approval, endorsement, acceptance or adoption of any representation, warranty, covenant or projection contained in this prospectus.

The enforcement or waiver of any obligation of Carrols Restaurant Group under any agreement between Carrols Restaurant Group and BKC or BKC affiliates is a matter of BKC, PLK or their respective affiliates’ sole discretion. No investor should rely on any representation, assumption or belief that BKC, PLK or their respective affiliates will enforce or waive particular obligations of ours under those agreements.

MARKET AND INDUSTRY DATA

In this prospectus, we refer to information, forecasts and statistics regarding the restaurant industry and to information, forecasts and statistics from Nation’s Restaurant News, the U.S. Census Bureau and the U.S. Department of Agriculture. Unless otherwise indicated, information regarding BKC in this prospectus has been made publicly available by BKC and information regarding PLK in this prospectus has been made publicly available by PLK. The information, forecasts and statistics we have used may reflect rounding adjustments.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are predictive in nature or that depend upon or refer to future events or conditions are forward-looking statements. These statements are often identified by the words “may”, “might”, “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope”, “plan” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their date. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected or implied in the forward-looking statements. We have identified significant factors that could cause actual results to differ materially from those stated or implied in the forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following, in addition to other risks and uncertainties discussed herein and in our Annual Report on Form 10-K for the period ended January 1, 2023:

●	The impact of health concerns such as the COVID-19 pandemic or reports of cases of food borne illnesses such as “mad cow” disease, and the possibility that consumers could lose confidence in the safety and quality of certain food products as well as negative publicity regarding food quality, illness, injury or other health concerns;

●	Effectiveness of the Burger King and Popeyes advertising programs and the overall success of the Burger King and Popeyes brands;

●	Increases in food costs and other commodity costs;

●	Our ability to hire and retain employees at current or increased wage rates;

●	Competitive conditions, including pricing pressures, discounting, aggressive marketing, the potential impact of competitors’ new unit openings and promotions on sales of our restaurants, and competition impacting the cost and availability of labor;

●	Regulatory factors;

●	Environmental conditions and regulations;

●	General economic conditions, particularly in the retail sector;

●	Weather conditions;

●	Fuel prices;

●	Significant disruptions in service or supply by any of our suppliers or distributors;

●	Changes in consumer perception of dietary health and food safety;

●	Labor and employment benefit costs, including the effects of minimum wage increases, healthcare reform and changes in the Fair Labor Standards Act;

●	The outcome of pending or future legal claims or proceedings;

●	Our ability to manage our growth and successfully implement our business strategy;

●	Our ability to service our indebtedness;

●	Our borrowing costs and credit ratings, which may be influenced by the credit ratings of our competitors;

●	The availability and terms of necessary or desirable financing or refinancing and other related risks and uncertainties; and

●	Factors that affect the restaurant industry generally, including recalls if products become adulterated or misbranded, liability if our products cause injury, ingredient disclosure and labeling laws and regulations.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

iii

PROSPECTUS SUMMARY

This summary of the Company highlights certain significant aspects of our business and is a summary of information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus, including the information presented under the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere in this prospectus and the information incorporated by reference, before making an investment decision.

About Carrols Restaurant Group, Inc.

Overview

We are one of the largest restaurant companies in the United States and have been operating restaurants for more than 60 years. We are the largest Burger King franchisee in the United States based on number of restaurants and have operated Burger King restaurants since 1976. As of April 2, 2023, we operated, as franchisee, a total of 1,084 restaurants in 23 states under the trade names of Burger King and Popeyes. This included 1,019 Burger King restaurants in 23 Northeastern, Midwestern, Southcentral and Southeastern states and 65 Popeyes restaurants in seven Southeastern states.

Corporate Information

We are a Delaware corporation, incorporated in 1986. We conduct all of our operations through our direct and indirect subsidiaries. We have no assets other than the shares of Carrols Holdco, Inc., a Delaware corporation. Our principal executive offices are located at 968 James Street, Syracuse, New York 13203 and our telephone number at that address is (315) 424-0513. Our corporate website is located at www.carrols.com. Our website address is a textual reference only, meaning that the information contained on our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

Our common stock is listed on The NASDAQ Global Market under the symbol “TAST.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to reviewing the risks and uncertainties discussed under the section titled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus, you should carefully consider the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the fiscal year ended January 1, 2023 and any updates to those risk factors in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus and any applicable prospectus supplement, and the documents incorporated by reference herein and therein, before making an investment decision.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Securityholder pursuant to this prospectus will be sold for its account. We will not receive any of the proceeds from these sales.

The Selling Securityholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by it in disposing of its shares of common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accountants. We will pay the reasonable fees and expenses of one counsel for the Selling Securityholder up to $50,000 in the aggregate for any registration under the Registration Rights Agreement, subject to the limitations therein.

DESCRIPTION OF OUR SECURITIES

The following is a description of the material terms of our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, and of specific provisions of Delaware law. The following description is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended, our amended and restated bylaws, as amended, and the Delaware General Corporation Law, or “DGCL.”

Authorized Capitalization

Our authorized capital stock consists of (i) 100,000,000 shares of common stock, par value $0.01 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on all matters submitted for a vote by the common stockholders, except as otherwise required by law and subject to the rights of any preferred stock we may issue in the future. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect all the directors to be elected by our common stockholders. In such event, the holders of the remaining shares of common stock will not be able to elect any directors.

Dividend Rights. Holders of common stock are entitled to receive dividends ratably if, as and when dividends are declared by our board of directors (the “Board”) out of funds legally available for that purpose, after payment of dividends required to be paid on any outstanding preferred stock ranking prior to the common stock as to the payment of dividends. In addition, we are a holding company and conduct all of our operations through our direct and indirect subsidiaries. As a result, for us to pay dividends, we need to rely on dividends or distributions to us from our direct and indirect subsidiaries. Our senior credit facility and debt instruments that we and our subsidiaries may enter into in the future may limit our ability to pay dividends to our stockholders.

Liquidation Rights. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive on a ratable basis the assets available for the distribution to the common stockholders after payment of, or provision for, all of our liabilities and amounts due in respect of any outstanding preferred stock ranking prior to the common stock with respect to distributions under such circumstances.

Other Matters. Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation, as amended, authorizes our Board to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance at the discretion of our Board without further action by our stockholders. Our Board will be able to determine, with respect to any series of preferred stock, the terms and rights of that series including:

●	the designation of the series;

●	the number of shares of the series;

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate, if any, of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates and provisions for any adjustments to such prices or rates, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	the ranking of such series with respect to dividends and amounts payable on our liquidation, dissolution or winding-up, which may include provisions that such series will rank senior to our common stock with respect to dividends and those distributions;

●	restrictions on the issuance of shares of the same series or any other class or series; and

●	voting rights, if any, of the holders of the series.

Such rights, privileges, preferences, powers, qualifications, limitations and restrictions will be set forth in a certificate of designations adopted by our Board and filed with the Secretary of State of the State of Delaware, whereupon it will become part of our amended and restated certificate of incorporation, as amended.

To the extent that applicable law or the applicable certificate of designations provides that holders of shares of a series of preferred stock are entitled to voting rights, each holder shall be entitled to vote ratably (relative to each other such holder) on all matters submitted to a vote of such holders. Each holder may exercise such vote either in person or by proxy.

Subject to preferences to which holders of shares of any other series of preferred stock may be entitled and to the extent that the applicable certificate of designations so provides, the holders of shares of a series of preferred stock shall be entitled to receive ratably (relative to each other such holder) such dividends, if any, as may be declared from time to time in respect of shares of such series by our Board out of funds (including cash, securities and other property) legally available therefor. Subject to the prior rights of creditors and to preferences to which holders of shares of any other series of preferred stock may be entitled and to the extent that the applicable certificate of designations so provides, the holders of shares of a series of preferred stock are entitled to receive ratably (relative to each other such holder) our assets (including cash, securities and other property) distributed upon a liquidation, dissolution or winding up.

The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control. See “- Authorized but Unissued Capital Stock” below.

Series D Convertible Preferred Stock

On May 30, 2012, the Company and Carrols LLC purchased 278 Burger King restaurants. As part of the consideration paid to BKC, the Company issued 100 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock” and such shares the “Series A Shares”).

On November 30, 2018, the Company entered into a Preferred Stock Exchange Agreement (the “Series A Exchange Agreement”) with BKC. Pursuant to the terms of the Series A Exchange Agreement, BKC exchanged (the “Series A Exchange”) the 100 Series A Shares for 100 shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock” and such shares of Series B Preferred Stock, the “Series B Shares”). The powers, preferences and rights of the Series B Shares were substantially similar to those of the Series A Shares (including, without limitation, that the Series B Shares were convertible into the same number of shares of the Company’s common stock on an as-converted basis as the Series A Shares), except that the Series B Shares could be transferred by BKC to certain other entities that are both affiliates of BKC and either RBI or RBI LP, each an indirect parent of BKC (such affiliates of BKC and RBI or RBI LP, the “RBI Investors”) without the termination of the Rights (as defined below) that were previously granted solely to BKC pursuant to the Certificate of Designation of the Series A Preferred Stock.

On November 30, 2018, in connection with the Series A Exchange, the Company (i) upon issuance of 100 shares of Series B Preferred Stock to BKC pursuant to a Certificate of Designation of Series B Preferred Stock, dated as of November 30, 2018 (the “Series B Certificate of Designations”) and (ii) upon receipt of the 100 Series A Shares, which constituted all of the shares of Series A Preferred Stock outstanding, retired the Series A Preferred Stock by filing a Certificate of Retirement of Series A Convertible Preferred Stock of the Company (the “Series A Certificate of Retirement”) with the Secretary of State of Delaware as part of the our amended and restated certificate of incorporation, as amended, in accordance with the DGCL. The Series A Certificate of Retirement permanently retired the Series A Preferred Stock and eliminated all references to the Series A Preferred Stock from our amended and restated certificate of incorporation, as amended.

Each of the Series B Shares was convertible into 94,145.80 shares of the Company’s common stock, or an aggregate of 9,414,580 shares of the Company’s common stock (the “Series B Conversion Shares”) on an as-converted basis, after giving effect to the conversion of the Series B Preferred Stock (which was the exact same number of shares of the Company’s common stock that the Series A Shares were convertible into).

The Series A Exchange Agreement also provided that the BKC Conversion Shares (as defined below) were to be included as “Registrable Securities”, as defined in the BKC Registration Rights Agreement (as defined below), which provides BKC with certain registration rights for the shares of our common stock.

On December 20, 2022, the Company entered into a Preferred Stock Exchange Agreement (the “Series B Exchange Agreement”) with two wholly-owned indirect subsidiaries of RBI and RBI LP (collectively, such subsidiaries are referred to herein as the “Investors”). Pursuant to the terms of the Series B Exchange Agreement, the Investors exchanged (the “Series B Exchange”) 93 shares and 7 shares, respectively, of Series B Shares, for 93 shares and 7 shares (collectively, the “Series D Shares”), respectively, of our newly issued Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”). The powers, preferences and rights of the Series D Shares are substantially similar to those of the Series B Shares (including, without limitation, that the Series D Shares are convertible into the same number of shares of our common stock on an as-converted basis as the Series B Shares), except that the Series D Shares may be transferred by the holders to certain other entities that are both the franchisor of the Burger King brand or an affiliate thereof and a wholly-owned direct or indirect subsidiary of either RBI or RBI LP, each an indirect parent of the Investors, without the termination of the Rights (as defined below) that were previously granted to BKC or an entity that was both an affiliate of BKC and a wholly-owned direct or indirect subsidiary of RBI or RBI LP pursuant to the Certificate of Designation of the Series D Preferred Stock.

Each share of the Series D Preferred Stock is convertible into 94,145.80 shares of our common stock, or an aggregate of 9,414,580 shares of our common stock (the “Series D Conversion Shares”).

On December 20, 2022, in connection with the Series B Exchange, we (i) upon issuance of 100 shares of the Series D Shares to the Investors pursuant to a Certificate of Designation of Series D Preferred Stock and (ii) upon receipt of the 100 Series B Shares, which constituted all of the shares of Series B Preferred Stock outstanding, retired the Series B Preferred Stock by filing a Certificate of Retirement of Series B Convertible Preferred Stock of the Company (the “Series B Certificate of Retirement”) with the Secretary of State of Delaware as part of our amended and restated certificate of incorporation, as amended, in accordance with the DGCL. The Series B Certificate of Retirement permanently retired the Series B Preferred Stock and eliminated all references to the Series B Preferred Stock from our amended and restated certificate of incorporation, as amended.

The Certificate of Designation of Series D Preferred Stock, as amended (the “Series D Certificate of Designation”), provides that the Investors have certain rights (collectively, the “Rights”), including approval rights, so long as they collectively own greater than 10% of the outstanding shares of our common stock (on an as-converted basis) with regards to, among other things: (a) modifying our organizational documents; (b) amending the size of our Board; (c) authorizing or consummating any liquidation event (as defined in the Series D Certificate of Designation); (d) engaging in any business other than the acquisition and operation of Burger King and Popeyes restaurants, except following a bankruptcy filing, reorganization or insolvency proceeding by or against RBI BKC LLC or Popeyes Louisiana Kitchen, Inc., which filing has not been dismissed within 60 days; and (g) issuing, in any single transaction or series of related transactions, shares of our common stock in an amount exceeding 35% of the total number of shares of our common stock outstanding immediately prior to the time of such issuance. The Series D Preferred Stock votes with our common stock on an as-converted basis. The Series D Certificate of Designation provides the Investors with the right to elect two members of our Board as Class D members at each annual meeting of stockholders until the date on which the number of shares of our common stock into which the outstanding shares of Series D Preferred Stock held by the Investors are then convertible constitutes less than 11.5% of the total number of outstanding shares of our common stock (the “BKC Director Step-Down Date”). From the BKC Director Step-Down Date to the date on which the number of shares of our common stock into which the outstanding shares of Series D Preferred Stock held by the Investors are then convertible constitute less than 7.5% of the total number of outstanding shares of our common stock, the Investors have the right to elect one member to our Board as a Class D member at each annual meeting of stockholders. The Series D Preferred Stock ranks senior to our common stock with respect to rights on liquidation, winding-up and dissolution of the Company. The Series D Preferred Stock will receive dividends and amounts upon a liquidation event (as defined in the Series D Certificate of Designation) on an as-converted basis.

Description of BKC Registration Rights Agreement

Upon the closing of the 2012 acquisition, Carrols Restaurant Group and BKC entered into a registration rights agreement (the “BKC Registration Rights Agreement”) pursuant to which we agreed to file one shelf registration statement on Form S-3 covering the resale of at least 30% of the Series D Conversion Shares as promptly as possible upon written request of BKC at any time after the 36-month anniversary of the closing of the 2012 acquisition. The BKC Registration Rights Agreement also provides that BKC may make up to three demands to register for the resale of at least 33.3% of the Series D Conversion Shares held by BKC under the Securities Act on the date of the closing of the 2012 acquisition upon the written request by BKC at any time following the 30-month anniversary of the closing of the 2012 acquisition. The BKC Registration Rights Agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), BKC has the right as specified therein to register its Series D Conversion Shares as part of that registration, provided, however, that such registration rights are subject to the rights of the managing underwriters, if any, to reduce or exclude certain Series D Conversion Shares owned by BKC from an underwritten registration (and subject to certain rights of certain persons, including former members of our management that have piggyback registration rights). Except as otherwise provided in the BKC Registration Rights Agreement, the BKC Registration Rights Agreement requires us to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of our common stock, stock transfer taxes and the expenses of BKC’s legal counsel in connection with the sale of the Series D Conversion Shares, provided that we will pay the reasonable fees and expenses of one counsel for BKC up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. We will also agree to indemnify BKC against certain liabilities, including liabilities under the Securities Act. We have also agreed, to the extent a shelf registration is effective, to file up to two prospectus supplements in connection with a block sale or non-marketed underwritten offering by BKC of our common stock held by BKC and pay one half of the accounting and printing fees related thereto to the extent such sale or offering is for a sales price of no less than 90% of the average closing price of our common stock for the five trading days ending immediately prior to such sale or offering and is not less than 300,000 shares of common stock.

The Series B Exchange Agreement also provides that the Series D Conversion Shares are to be included as “Registrable Securities” as defined in the BKC Registration Rights Agreement, which provides for certain registration rights for shares of our common stock.

Description of the Series C Preferred Stock

In connection with the closing of the acquisition (the “Cambridge Acquisition”) of 165 Burger King® restaurants, 55 Popeyes® restaurants, six convenience stores and certain real property from the Selling Securityholder in 2019, on April 30, 2019, the Company issued to the Selling Securityholder, 10,000 shares of Series C Convertible Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”) pursuant to a Certificate of Designations of the Series C Preferred Stock which was filed with the Delaware Secretary of State. The 10,000 shares of Series C Preferred Stock were converted into 7,450,402 shares of the Company’s common stock upon approval of such conversion at the Company’s 2019 Annual Meeting of Stockholders on August 29, 2019.

Description of the Registration Rights Agreement

Simultaneously with the closing of the Cambridge Acquisition, the Company and the Selling Securityholder entered into the Registration Rights Agreement pursuant to which the Company agreed to file one shelf registration statement on Form S-3 covering the resale of at least 30% of the shares of our common stock held by the Selling Securityholder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger consolidation or other reorganization (collectively, the “Cambridge Registrable Shares”) upon written request of the Selling Securityholder at any time after the 24-month anniversary of the closing of the Cambridge Acquisition. The Registration Rights Agreement also provides that the Selling Securityholder may make up to three demands to register, in connection with an underwritten public offering of the Cambridge Registrable Shares, for the resale of at least 33.3% of the Cambridge Registrable Shares held by the Selling Securityholder at the time of such demand upon the written request by the Selling Securityholder at any time following the 24-month anniversary of the closing of the Cambridge Acquisition. The Registration Rights Agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), then the Selling Securityholder will have the right as specified therein to register its shares of our common stock as part of that registration. The registration rights under the Registration Rights Agreement are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by the Selling Securityholder from an underwritten registration and the rights of RBI Investors pursuant to the BKC Registration Rights Agreement (subject to certain rights of certain persons, including members of current and former management of the Company that have piggyback registration rights). Except as otherwise provided, the Registration Rights Agreement requires the Company to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of our common stock, stock transfer taxes and the expenses of the Selling Securityholder’s legal counsel in connection with the sale of the Cambridge Registrable Shares, provided that the Company will pay the reasonable fees and expenses of one counsel for the Selling Securityholder up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. The Company will also agree to indemnify the Selling Securityholder against certain liabilities, including liabilities under the Securities Act.

Until the date that the Selling Securityholder and the Permitted Affiliates (as defined in the Registration Rights Agreement) hold shares of our common stock and together with shares of our common stock issuable upon the conversion of the Series C Preferred Stock, which were issued on August 29, 2019 (the “Conversion Common Stock”) constituting less than 14.5% of the total number of outstanding shares of our common stock (the “Cambridge Director Step-Down Date”), the Selling Securityholder has the right to nominate two individuals as director nominees of our Board (each a “Cambridge Investor Director”) and the Board will take all necessary action to support the election and appointment of such director nominees as directors of the Board. From the Cambridge Director Step-Down Date to the date that the Selling Securityholder and the Permitted Affiliates hold shares of our common stock and Conversion Common Stock constituting less than 10% of the total number of outstanding shares of our common stock (the “Cambridge Director Cessation Date”), the Selling Securityholder has the right to nominate one individual as a director nominee of our Board and the Company and our Board will take all necessary action to support the election and appointment of such director nominee as a director of the Board. Until the Cambridge Director Cessation Date, the Company and the Board will act to ensure that the number of Cambridge Investor Directors serving on each committee of the Board is, to the extent possible proportional to the number of Cambridge Investor Directors serving on the Board and that at least one Cambridge Investor Director serves on each of the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee of the Board at all times, provided that such Cambridge Investor Directors meet the requirements to serve on such committee under the rules and regulations of NASDAQ, the Securities Act and the Exchange Act.

Until the Cambridge Director Cessation Date, at each annual or special meeting of our stockholders at which any person is subject to election or re-election as a member of the Board, the Selling Securityholder has agreed to cause to be present for quorum purposes all shares of our common stock held by the Selling Securityholder and its Permitted Affiliates have the right to vote as of the record date for such meeting of our stockholders, and vote or cause to be voted all such shares of our common stock held by tings in favor of the election of all of the director nominees recommended for election by the Board, and against the removal of any such director (unless proposed by the Company).

On April 1, 2021, the Company and the Selling Securityholder entered into Amendment No. 1 to the Registration Rights and Stockholders’ Agreement, which provides that the Cambridge Investor Directors have the right to receive equity grants and other grants made by the Company to non-employee directors from time to time pursuant to the Company’s 2016 Stock Incentive Plan, as amended, or any other equity incentive plan then in effect.

Authorized but Unissued Capital Stock

The DGCL does not require stockholder approval for any issuance of authorized shares. Additional shares of our common stock or preferred stock may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, As Amended and our Amended and Restated Bylaws, As Amended

Section 203 of the General Corporation Law of the State of Delaware. We are a Delaware corporation subject to Section 203 of the DGCL. In general, Section 203 provides that, subject to certain exceptions, we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

●	prior to such time, our Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine whether shares held under the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to that time, the business combination is approved by our Board at an annual or special meeting of stockholders and not by written consent, and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or is an affiliate or associate of us and within the previous three years did own, 15% or more of our outstanding voting stock.

Section 203 generally makes it more difficult for a person who is or would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in our and their best interests.

Classified Board of Directors. Our amended and restated certificate of incorporation, as amended, provides that our Board be divided into three classes of directors, as nearly equal in size as is practicable, serving staggered three-year terms.

Calling of Special Meeting of Stockholders. Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, provide that special meetings of our stockholders may be called only by (1) our Board or chief executive officer for any purpose or (2) by the secretary if directed by the Board. Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide that business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of such special meeting. Accordingly, our stockholders will not be entitled to take action by calling special meetings.

Adjournment of Stockholder Meetings. Our amended and restated bylaws, as amended, provide that only the Chairman of the Board or other person presiding over any stockholder meeting may adjourn the meeting whether or not a quorum is present at the meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws, as amended, provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder’s notice must be delivered or mailed and received at our principal executive offices not less than 90 nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered (a) not more than the one hundred twentieth day prior to such annual meeting and (b) not less than (i) the close of business on the later of the ninetieth day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made by us. Our amended and restated bylaws will also specify requirements as to the form and content of a stockholder’s notice. Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary by the later of ten days following the day on which public announcement is first made of the date of the special meeting or 90 days prior to the date that meeting is proposed to be held. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual or special meeting of stockholders.

Amendment or Alteration of Bylaws. Stockholders may amend, alter, change or repeal provisions of our amended and restated bylaws, as amended, only by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors. This may make it more difficult for stockholders to alter our amended and restated bylaws.

No Cumulative Voting. Holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, holders of more than 50% of the shares of our common stock can, if they choose to do so, elect all of our directors to be elected by our common stockholders. In such event, holders of the remaining shares of our common stock will not be able to elect any directors.

Removal of Directors. Stockholders may only remove a director from our Board for cause, and then only by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors.

Amendment or Alteration of Amended and Restated Certificate of Incorporation. Stockholders may amend, alter, change or repeal certain provisions of our amended and restated certificate of incorporation, as amended by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors. This may make it more difficult for stockholders to alter those provisions of our amended and restated certificate of incorporation, as amended.

No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation, as amended, requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our amended and restated certificate of incorporation, as amended, includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for breach of duty of loyalty;

●	for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

●	under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases or redemption); or

●	for transactions from which the director derived improper personal benefit.

Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We will also be expressly authorized to, and do, carry directors’ and officers’ insurance for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, Inc.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “TAST.”

SELLING SECURITYHOLDER

This prospectus relates to the resale by the Selling Securityholder from time to time of up to 14,814,815 shares of our common stock. The Selling Securityholder may from time to time offer and sell any or all of the common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement.

We are registering the offer and sale of the securities described below to satisfy certain registration rights we have granted to the Selling Securityholder as required by the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we have agreed to keep the registration statement of which this prospectus forms a part effective until the earliest to occur of (i) the date on which the Cambridge Registrable Shares are disposed of pursuant to an effective registration statement under the Securities Act; (ii) the date on which the Cambridge Registrable Shares may be disposed of pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act (or any successor provision) without limitation thereunder on volume or other restrictions on the transfer thereunder; (iii) the date on which the Cambridge Registrable Shares cease to be outstanding; and (iv) the Cambridge Registrable Shares are no longer owned by, or issuable upon conversion to, the Selling Securityholder or any of its Permitted Affiliates (as defined in the Registration Rights Agreement).

The information set forth in the table below is based upon written representations from the Selling Securityholder. Beneficial ownership of the Selling Securityholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. The following table sets forth (i) the name of the Selling Securityholder, (ii) the number of shares of our common stock beneficially owned by the Selling Securityholder before the offering, (iii) the number of shares that may be offered under this prospectus, (iv) the number of shares of our common stock beneficially owned by the Selling Securityholder assuming all of the shares covered hereby are sold and (v) the percentage of shares beneficially owned before and after the offering, which is based on approximately 54,488,471 shares of our common stock outstanding as of June 20, 2023 (without giving effect to the conversion of the Series D Preferred Stock). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholder has sole voting and investment power with respect to all shares of common stock that it beneficially owns. Except as otherwise described below, based on the information provided to us by the Selling Securityholder, the Selling Securityholder is not a broker-dealer or an affiliate of a broker-dealer.

We do not know how long the Selling Securityholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Securityholder regarding the sale or other disposition of any shares. Because the Selling Securityholder may sell all, some or none of the shares of common stock that it holds that are covered by this prospectus, and because the offering contemplated by this prospectus is not underwritten, no estimate can be given as to the number of shares of our common stock that will be held by the Selling Securityholder upon the termination of the offering. The information set forth in the following table regarding the beneficial ownership after the resale of shares is based upon the assumption that the Selling Securityholder will sell all of the shares of common stock covered by this prospectus.

Two members of our Board, Matthew Perelman and Alexander Sloane, are affiliated with the Selling Securityholder. Mr. Perelman and Mr. Sloane are each a Co-Founder and Managing Partner of Garnett Station Partners, an investment firm focused on retail and consumer companies, and a Co-President of the Selling Securityholder. Mr. Perelman was appointed by our Board as a Class I Director and Mr. Sloane was appointed by our Board as a Class II Director effective April 30, 2019 pursuant to the Registration Rights Agreement. Each Cambridge Investor Director, in his capacity as a member of our Board, is afforded the same rights and privileges as the other members of our Board, including, without limitation, rights to indemnification, insurance, notice, information and the reimbursement of expenses. Pursuant to the Registration Rights Agreement, until the date that Selling Securityholder and its Permitted Affiliates hold shares of our common stock that, together with shares of Conversion Common Stock, constitute less than 14.5% of the total number of outstanding shares of our common stock or the Cambridge Director Step-Down Date, the Selling Securityholder has the right to nominate two individuals as director nominees of our Board and the Company and our Board will take all necessary action to support the election and appointment of such director nominees as directors of the Board. From the Cambridge Director Step-Down Date to the date that the Selling Securityholder and its Permitted Affiliates hold shares of our common stock and Conversion Common Stock that constitute less than 10% of the total number of outstanding shares of our common stock or the Cambridge Director Cessation Date, the Selling Securityholder has the right to nominate one individual as a director nominee of our Board and the Company and our Board will take all necessary action to support the election and appointment of such director nominee as a director of the Board. For a further description of the Registration Rights Agreement, see the section titled “Description of Capital Stock - Description of the Registration Rights Agreement” in this prospectus.

Except as set forth above and in the footnotes below, to our knowledge, the Selling Securityholder listed in the table below does not have, and during the three years prior to the date of this prospectus has not had, any position, office, or other material relationships with us or any of our affiliates other than as a stockholder.

Please see the section titled “Plan of Distribution” in this prospectus for further information regarding the Selling Securityholder’s method of distributing these shares.

	Carrols Restaurant Group Common Stock Beneficially Owned Prior to the Offering		Number of Shares Held for Sale	Carrols Restaurant Group Common Stock Beneficially Owned After the Offering
Name	Number	Percentage	Hereby	Number	Percentage
Cambridge Franchise Holdings, LLC (1)	14,814,815	27.2%	14,814,815	—	—

(1)	Cambridge Franchise Partners, LLC (“Cambridge Partners”) is the sole member and manager of the Selling Securityholder. The Selling Securityholder and Cambridge Partners each have sole voting power and sole dispositive power over 0 shares of our common stock and shared voting power and shared dispositive power over 14,814,815 shares of our common stock. Matthew Perelman and Alexander Sloane are the managing principals of Cambridge Partners. Accordingly, each of Mr. Perelman, Mr. Sloane and Cambridge Partners may be deemed to be the beneficial owner of the shares of common stock held directly by the Selling Securityholder. Additionally, pursuant to the Registration Rights Agreement, both Mr. Perelman and Mr. Sloane are members of the Company’s Board. The address for the Selling Securityholder is 853 Broadway, Suite 1605, New York, New York 10003.

PLAN OF DISTRIBUTION

The Selling Securityholder may, from time to time, sell, transfer, distribute or otherwise dispose of certain of its shares of common stock on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholder may use any one or more of the following methods when disposing of its shares of common stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions or transfers to its members, partners or shareholders, including in-kind distributions;

●	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	through a trading plan entered into by the Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that is in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provides for its periodic sales of its securities on the basis of parameters described in such trading plan;

●	directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	through agents;

●	through broker-dealers who may agree with the Selling Securityholder to sell a specified number of such shares of common stock at a stipulated price per share;

●	by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our shares of common stock; and

●	a combination of any such methods of sale or any other method permitted pursuant to applicable law.

Subject to the Company’s insider trading policies, the Selling Securityholder may, from time to time, pledge or grant a security interest in some shares of our common stock owned by it and, if the Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock, as applicable, from time to time, under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgees, transferees or other successors in interest as a selling securityholder under this prospectus.

In connection with the sale of shares of our common stock or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Securityholder may also sell shares of our common stock short and deliver these securities to close out any short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The Selling Securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholder from the sale of shares of our common stock offered by it will be the purchase price of such shares of our common stock less discounts or commissions, if any. The Selling Securityholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholder.

There can be no assurance that the Selling Securityholder will sell all or any of the shares of our common stock offered by this prospectus. The Selling Securityholder also may in the future resell a portion of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholder and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock may be underwriting discounts and commissions under the Securities Act. If the Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our common stock offered by the Selling Securityholder, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Selling Securityholder may solicit offers to purchase shares of our common stock directly from, and it may sell such shares of our common stock directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement to the extent required.

It is possible that one or more underwriters may make a market in our shares of our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our shares of our common stock. Our common stock is listed on NASDAQ under the symbol “TAST.”

The Selling Securityholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase shares of our common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholder pay for solicitation of these contracts. The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholder, or perform services for us or the Selling Securityholder, in the ordinary course of business.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholder against certain liabilities that it may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act. In addition, the Selling Securityholder has agreed to indemnify us against certain liabilities that we may incur in connection with the sale of the securities registered hereunder to the extent such liability arises from any information furnished in writing by the Selling Securityholder for use herein.

Under the Registration Rights Agreement, we have agreed to keep the registration statement of which this prospectus forms a part effective until the earliest to occur of (i) the date on which the Cambridge Registrable Shares are disposed of pursuant to an effective registration statement under the Securities Act; (ii) the date on which the Cambridge Registrable Shares may be disposed of pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act (or any successor provision) without limitation thereunder on volume or other restrictions on transfer; (iii) the date on which the Cambridge Registrable Shares cease to be outstanding; and (iv) the date on which the Cambridge Registrable Shares are no longer owned by, or issuable upon conversion to, the Selling Securityholder or any of its Permitted Affiliates (as defined in the Registration Rights Agreement). We have agreed to pay all expenses in connection with this offering, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs and certain legal expenses. The Selling Securityholder will pay any underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering.

The Selling Securityholder may use this prospectus in connection with resales of shares of our common stock. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholder, the terms of our common stock and any material relationships between us and the Selling Securityholder. The Selling Securityholder may be deemed to be an underwriter under the Securities Act in connection with shares of our common stock it resells and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholder will receive all the net proceeds from the resale of shares of our common stock.

As an entity, the Selling Securityholder may elect to make an in-kind distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of shares of our common stock to be offered and sold pursuant to this prospectus.

LEGAL MATTERS

Akerman LLP, New York, New York has passed upon the validity of the common stock of Carrols Restaurant Group, Inc. to be offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, of Carrols Restaurant Group, Inc. and subsidiaries (the “Company”) as of January 1, 2023 and January 2, 2022, and for each of the three years in the period ended January 1, 2023, incorporated by reference in this Prospectus by reference to the Company’s annual report on Form 10-K for the year ended January 1, 2023, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and consolidated financial statement schedule are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.carrols.com. The information on our web-site, however, is not, and should not be deemed to be, a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended January 1, 2023, filed with the SEC on March 9, 2023 (our “Annual Report”);

●	Our Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2023, filed with the SEC on May 11, 2023;

●	The information specifically incorporated by reference into our Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023;

●	Our Current Reports on Form 8-K, filed with the SEC on January 3, 2023, January 9, 2023, February 28, 2023, April 13, 2023, April 28, 2023, May 11, 2023 and June 22, 2023;

●	The description of the capital stock of the Company contained in Exhibit 4.5 of our Annual Report; and

●	All documents filed by Carrols Restaurant Group under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed (excluding, however, information we furnish to the SEC) (i) by us after the date of this prospectus and prior to its effectiveness and (ii) by us after the date of this prospectus and prior to the termination of any offering under this registration statement.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Carrols Restaurant Group, Inc.
968 James Street

Syracuse, NY 13203
Attention: Investor Relations
Telephone: (315) 424-0513

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at www.carrols.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Up to 14,407,755 Shares of Common Stock offered by the Selling Securityholder

CARROLS RESTAURANT GROUP, INC.

PROSPECTUS SUPPLEMENT

Jefferies

November 13, 2023